Exhibit 99.1

Fluor Corporation	Brian Mershon / Brett Turner
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621 / 864-281-6976 tel

469.398.7000 main tel	Geoff Telfer / Jason Landkamer
Investor Relations
469.398.7070 / 469.398.7222 tel

News Release

FLUOR REPORTS THIRD QUARTER RESULTS

IRVING, TEXAS — November 2, 2017 — Fluor Corporation (NYSE: FLR) today announced financial results for its third quarter ended September 30, 2017. Earnings attributable to Fluor for the third quarter were $94 million, or $0.67 per diluted share, compared to $5 million, or $0.03 per diluted share a year ago. Consolidated segment profit for the quarter was $203 million, up from $25 million a year ago. Third quarter revenue was $4.9 billion, up from $4.8 billion in the prior year. New awards for the quarter were $3.8 billion, including $2.6 billion in Energy, Chemicals & Mining and $628 million in Industrial, Infrastructure & Power. Consolidated ending backlog was $32.9 billion.

“Fluor remains focused on providing clients with capital efficient project execution across our businesses,” said David Seaton, Fluor chairman and chief executive officer. “We are encouraged by the rebound in the mining market and the prospect pipeline for domestic and international infrastructure and we remain optimistic that advantaged oil and gas projects will continue to move forward.”

Corporate G&A expense for the third quarter of 2017 was $46 million, compared to $47 million last quarter. Fluor’s cash and marketable securities balance at the end of the third quarter was $2.1 billion. During the quarter, the company generated $123 million in cash from operating activities, and paid out $29 million in dividends.

Outlook

The Company is narrowing its 2017 guidance for EPS to a range of $1.50 to $1.60 per diluted share, from the previous range of $1.40 to $1.70 per diluted share.

Business Segments

Fluor’s Energy, Chemicals & Mining segment reported a segment profit of $104 million, compared to a segment loss of $60 million a year ago. Results for the third quarter a year ago reflect a $241 million pre-tax charge on a petrochemical facility in the United States. Third quarter revenue was $2.4 billion compared to $2.3 billion a year ago. Third quarter new awards of $2.6 billion include a copper project in Chile, and petrochemical projects in the United States, Malaysia and the Philippines. Ending backlog was $18.5 billion compared to $23.7 billion a year ago.

The Industrial, Infrastructure & Power segment reported segment profit of $33 million, compared to $28 million a year ago. Revenue for the segment was flat at $1.1 billion compared to a year ago.  New awards for the third quarter were $628 million, and ending backlog for the segment was $8.1 billion, compared to $11.5 billion a year ago. Third quarter ending backlog reflects the removal of the Vogtle nuclear project in Georgia.

The Government segment reported segment profit of $30 million, compared to $26 million a year ago. Revenue for the quarter was $766 million, up from $681 million a year ago. New awards totaled $234 million for the quarter, and ending backlog was $3.6 billion, compared to $5.9 billion a year ago.

The Diversified Services segment reported segment profit of $35 million in the third quarter of 2017, compared to $29 million a year ago. Revenue for the quarter was $624 million compared to $632 million in the third quarter of 2016. New awards totaled $338 million for the quarter, and ending backlog was $2.7 billion, down from $3.3 billion a year ago.

Third Quarter Conference Call

Fluor will host a conference call at 5:30 p.m. Eastern time on Thursday, November 2, which will be webcast live on the Internet and can be accessed by logging onto http://investor.fluor.com. A supplemental slide presentation will be available shortly before the call begins. The webcast and presentation will be archived for 30 days following the call.

Non-GAAP Financial Measure

This press release contains a discussion of consolidated segment profit that would be deemed a non-GAAP financial measure under SEC rules. Segment profit is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests excluding: corporate general and administrative expense; interest expense; interest income; domestic and foreign income taxes; and other non-operating income and expense items. The company believes that consolidated segment profit provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance. A reconciliation of this measure to earnings (loss) before taxes is included in the press release tables.

About Fluor Corporation

Fluor Corporation (NYSE: FLR) is a global engineering, procurement, fabrication, construction and maintenance company that designs, builds and maintains capital-efficient facilities for its clients on six continents. For more than a century, Fluor has served its clients by delivering innovative and integrated solutions across the globe. With headquarters in Irving, Texas, Fluor ranks 149 on the FORTUNE 500 list with revenue of $19 billion in 2016 and has more than 60,000 employees worldwide. For more information, please visit www.fluor.com or follow Fluor on social media at Twitter, LinkedIn and YouTube.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management “believes,” “expects,” is “positioned” or other similar expressions). These forward-looking statements, including statements relating to future growth, backlog, earnings and the outlook for the Company’s business are based on current management expectations and involve risks and uncertainties. Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves, including the Company’s Energy, Chemicals & Mining commodity-based segment; the Company’s failure to receive new contract awards; the Company’s failure to meet cost and schedule estimates; difficulties or delays incurred in the execution of contracts, including those caused by the performance of the Company’s clients, subcontractors, suppliers and joint venture or teaming partners; client cancellations of, or scope adjustments to, existing contracts; intense competition in the industries in which we operate; current economic conditions affecting our clients, partners, subcontractors and suppliers; foreign economic and political uncertainties; failure of our joint venture or other partners, suppliers or subcontractors to perform their obligations; cyber-security breaches; failure to obtain favorable results in existing or future litigation or dispute resolution proceedings or claims; client delays or defaults in making payments; failure to meet timely completion or performance standards; liabilities arising from faulty services; risks or uncertainties associated with events outside of our control, including weather conditions; the Company’s failure, or the failure of our agents or partners, to comply with laws; the potential impact of certain tax matters; possible information technology interruptions or inability to protect intellectual property; new or changing legal requirements; liabilities associated with the performance of nuclear services; foreign currency risks; the inability to hire and retain qualified personnel; failure to maintain safe worksites and international security risks; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; possible limitations on bonding or letter of credit capacity; risks or uncertainties associated with acquisitions, dispositions and investments; risks arising from the inability to successfully integrate acquired businesses; and the Company’s ability to secure appropriate insurance. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K filed on February 17, 2017. Such filings are available either publicly or upon request from Fluor’s Investor Relations Department: (469) 398-7070. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

THREE MONTHS ENDED SEPTEMBER 30	2017	2016
Revenue	$4,941.6	$4,766.9
Cost and expenses:
Cost of revenue	4,720.0	4,729.7
Corporate general and administrative expense	46.0	27.1
Interest expense, net	10.2	12.8
Total cost and expenses	4,776.2	4,769.6
Earnings (loss) before taxes	165.4	(2.7)
Income tax expense (benefit)	52.5	(20.1)
Net earnings	112.9	17.4
Less: Net earnings attributable to noncontrolling interests	18.4	12.6
Net earnings attributable to Fluor Corporation	$94.5	$4.8

Basic earnings per share
Net earnings	$0.68	$0.03
Weighted average shares	139.9	139.3
Diluted earnings per share
Net earnings	$0.67	$0.03
Weighted average shares	140.8	140.9

New awards	$3,822.9	$7,021.5
Backlog	$32,915.2	$44,325.3
Work performed	$4,819.0	$4,661.6

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

NINE MONTHS ENDED SEPTEMBER 30	2017	2016
Revenue	$14,493.6	$14,046.9
Cost and expenses:
Cost of revenue	14,090.1	13,505.7
Corporate general and administrative expense	138.3	134.9
Interest expense, net	30.3	38.4
Total cost and expenses	14,258.7	13,679.0
Earnings before taxes	234.9	367.9
Income tax expense	51.3	111.5
Net earnings	183.6	256.4
Less: Net earnings attributable to noncontrolling interests	52.6	45.5
Net earnings attributable to Fluor Corporation	$131.0	$210.9

Basic earnings per share
Net earnings	$0.94	$1.52
Weighted average shares	139.7	139.1
Diluted earnings per share
Net earnings	$0.93	$1.50
Weighted average shares	140.8	140.9

New awards	$9,331.0	$18,134.7
Backlog	$32,915.2	$44,325.3
Work performed	$14,162.3	$13,730.7

FLUOR CORPORATION

Unaudited

BUSINESS SEGMENT FINANCIAL REVIEW AND U.S. GAAP RECONCILIATION

($ in millions)

THREE MONTHS ENDED SEPTEMBER 30	2017		2016
Revenue
Energy, Chemicals & Mining	$2,412.8		$2,325.2
Industrial, Infrastructure & Power	1,138.8		1,128.3
Government	766.0		681.2
Diversified Services	624.0		632.2
Total revenue	$4,941.6		$4,766.9

Segment profit (loss) $ and margin % (2)
Energy, Chemicals & Mining	$104.3	4.3%	$(59.7)	(2.6)%
Industrial, Infrastructure & Power (1)	33.3	2.9%	28.4	2.5%
Government	30.2	3.9%	26.4	3.9%
Diversified Services	35.4	5.7%	29.5	4.7%
Total segment profit $ and margin %	$203.2	4.1%	$24.6	0.5%

Corporate general and administrative expense	(46.0)		(27.1)
Interest expense, net	(10.2)		(12.8)
Earnings attributable to noncontrolling interests	18.4		12.6
Earnings (loss) before taxes	$165.4		$(2.7)

NINE MONTHS ENDED SEPTEMBER 30	2017		2016
Revenue
Energy, Chemicals & Mining	$7,019.0		$7,245.1
Industrial, Infrastructure & Power	3,364.6		2,971.6
Government	2,275.4		2,025.1
Diversified Services	1,834.6		1,805.1
Total revenue	$14,493.6		$14,046.9

Segment profit (loss) $ and margin % (2)
Energy, Chemicals & Mining	$319.1	4.5%	$247.8	3.4%
Industrial, Infrastructure & Power (1)	(141.5)	(4.2)%	91.7	3.1%
Government	78.9	3.5%	65.5	3.2%
Diversified Services	94.4	5.1%	90.7	5.0%
Total segment profit $ and margin %	$350.9	2.4%	$495.7	3.5%

Corporate general and administrative expense	(138.3)		(134.9)
Interest expense, net	(30.3)		(38.4)
Earnings attributable to noncontrolling interests	52.6		45.5
Earnings before taxes	$234.9		$367.9

(1) Includes research and development expenses associated with NuScale totaling $20 million and $53 million for the three and nine months ended September 30, 2017, respectively, and $22 million and $70 million for the three and nine months ended September 30, 2016, respectively.

(2) Segment profit margin % is calculated as segment profit divided by segment revenue.

FLUOR CORPORATION

Unaudited

SELECTED BALANCE SHEET ITEMS

($ in millions)

	SEPTEMBER 30,	DECEMBER 31,
	2017	2016
Cash and marketable securities, including noncurrent	$2,135.7	$2,105.0
Total current assets	5,514.9	5,610.3
Total assets	9,193.5	9,216.4
Total short-term debt	36.7	82.2
Total current liabilities	3,543.6	3,816.0
Long-term debt	1,581.0	1,517.9
Shareholders’ equity	3,283.3	3,125.2

SELECTED CASH FLOW ITEMS
($ in millions)

NINE MONTHS ENDED SEPTEMBER 30	2017	2016

Cash provided by operating activities	$550.6	$452.5

Investing activities
Net (purchases) sales and maturities of marketable securities	(54.0)	136.4
Capital expenditures	(216.3)	(165.5)
Proceeds from disposal of property, plant and equipment	55.9	60.8
Investments in partnerships and joint ventures	(241.6)	(518.0)
Acquisitions, net of cash acquired	—	(240.7)
Other items	—	10.2
Cash utilized by investing activities	(456.0)	(716.8)

Financing activities
Repurchase of common stock	—	(9.7)
Dividends paid	(88.6)	(89.0)
Proceeds from issuance of 1.75% Senior Notes	—	553.0
Debt issuance costs	—	(3.5)
Repayment of Stork Notes and other borrowings	—	(331.3)
Borrowings under revolving lines of credit	—	883.3
Repayment of borrowings under revolving lines of credit	(53.5)	(884.9)
Distributions paid to noncontrolling interests, net of capital contributions	(19.2)	(17.1)
Other Items	1.1	(3.0)
Cash provided (utilized) by financing activities	(160.2)	97.8

Effect of exchange rate changes on cash	42.2	(3.0)

Decrease in cash and cash equivalents	$(23.4)	$(169.5)

Depreciation	$153.9	$155.1

FLUOR CORPORATION

Supplemental Fact Sheet

Unaudited

NEW AWARDS

($ in millions)

THREE MONTHS ENDED SEPTEMBER 30	2017		2016

Energy, Chemicals & Mining	$2,623	69%	$5,643	80%
Industrial, Infrastructure & Power	628	16%	74	1%
Government	234	6%	955	14%
Diversified Services	338	9%	350	5%
Total new awards	$3,823	100%	$7,022	100%

NINE MONTHS ENDED SEPTEMBER 30	2017		2016

Energy, Chemicals & Mining	$4,300	46%	$7,395	41%
Industrial, Infrastructure & Power	2,076	22%	4,860	27%
Government	1,516	16%	4,461	24%
Diversified Services	1,439	16%	1,419	8%
Total new awards	$9,331	100%	$18,135	100%

BACKLOG TRENDS
($ in millions)

AS OF SEPTEMBER 30	2017		2016

Energy, Chemicals & Mining	$18,462	56%	$23,682	54%
Industrial, Infrastructure & Power	8,141	25%	11,461	26%
Government	3,572	11%	5,899	13%
Diversified Services	2,740	8%	3,283	7%
Total backlog	$32,915	100%	$44,325	100%

United States	$13,159	40%	$20,784	47%
The Americas (excluding the United States)	3,626	11%	3,635	8%
Europe, Africa and the Middle East	14,179	43%	17,660	40%
Asia Pacific (including Australia)	1,951	6%	2,246	5%
Total backlog	$32,915	100%	$44,325	100%